Exhibit 99(i)

Press Release From J. W. Mays, Inc. Publicity Department 9 Bond Street Brooklyn, NY 11201 718 624 7400

J. W. MAYS, INC.
REPORTS ON OPERATIONS
FOR THREE AND NINE MONTHS ENDED APRIL 30, 2023

J. W. Mays, Inc. today reported its financial results for the three and nine months ended April 30, 2023.

Revenues from Operations for the three months ended April 30, 2023 were $5,563,396 compared to revenues of $5,484,082 in the comparable 2022 three-month period, while Revenues from Operations for the nine months ended April 30, 2023 amounted to $17,170,949 compared to revenues of $15,891,978 in the comparable 2022 nine-month period.

Net loss from Operations for the three months ended April 30, 2023 was ($39,160), or ($.02) per share, compared to net loss from Operations of ($57,037), or ($.03) per share, in the comparable 2022 three-month period.

Net income from Operations for the nine months ended April 30, 2023 was $65,095, or $.03 per share, compared to net loss from Operations of ($643,617), or ($.32) per share, in the comparable 2022 nine-month period.

*     *     *

Dated: June 7, 2023